Appendix I















                    MINING SERVICES INTERNATIONAL CORPORATION

                       1988 NONQUALIFIED STOCK OPTION PLAN

                        (As amended through May 20, 1998)

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                    MINING SERVICES INTERNATIONAL CORPORATION

                      1988 NONQUALIFIED STOCK OPTION PLAN

                        (As amended through May 20, 1998)

                                    ARTICLE I

                                    Purposes
                                    --------

The purposes of this Plan are to encourage stock ownership in the Company by eligible employees and directors of Mining Services International Corporation, a Utah corporation (the "Company"), to provide an incentive for eligible employees, directors and others to expand and improve the growth, profitability and general prosperity of the Company in attracting and retaining qualified employees, directors and others through stimulating their efforts by giving suitable recognition, in the form of compensation, to their abilities and industry, which contribute materially to the growth and profitability of the Company.

                                   ARTICLE II

2.01 Board of Directors: Unless otherwise indicated, the term "Board of Directors" shall mean the Board of Directors of the Company.

2.02   Code shall mean the Internal Revenue Code of 1986, as amended.

2.03   Committee shall mean the Administrative Committee established pursuant to
       Article III of this document.

2.04 Common Stock shall mean the common stock of the Company, par value $.001 per share.

2.05 Company shall mean Mining Services International Corporation, a Utah corporation.

2.06 Director shall mean a duly elected and acting member of the Board of Directors of the Company.

2.07 Disabled or Disability: For purposes of this Agreement, a Shareholder shall be deemed to be Disabled if, in the judgment of an impartial physician selected by the Company, such Shareholder has a physical or mental condition that, based upon medical report and other evidence satisfactory to the physician making the determination, presumably permanently prevents such Shareholder from satisfactorily performing his usual duties in the service of the Company, and when such condition has continued substantially uninterrupted for a period of twelve consecutive months.

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2.08   Effective Date shall mean the date  established  pursuant to Section 4.01 hereof.

2.09 Exercise Price shall mean the price for which an Option granted hereunder may be executed, determined pursuant to this Plan.

2.10 Holder or Optionee shall mean a Key Employee, Director or other individual to whom an Option has been granted under this Plan.

2.11 Key Employees means an employee of the Company who is an officer, or who is employed in a managerial, professional or other key position.

2.12 Option shall mean the right to purchase one share of the Common Stock of the Company, granted pursuant to this Plan.

2.13   Option  Agreement  shall mean the Stock Option  Agreement  referred to in
       Section 6.07 of this document.

2.14 Plan shall mean this Mining Services International Corporation 1988 Nonqualified Stock Option Plan as amended from time to time.

2.15 Stock Appreciation Right shall mean a right to receive cash or Common Stock of the Company upon the occurrence of the events set forth in
       Article VIII of this Plan.

2.16 Value of a share of the Common Stock of the Company shall mean the reported closing price of a share of the Company's Common Stock on any national registered securities exchange on which the Company's Common Stock may be listed. If a reported closing price is not available for the date on which the Company" Common Stock is sought to be valued, the reported closing price for the next receding business day shall be used. If the Company's Common Stock is not listed on a national registered securities exchange, the Value of a share of the Company's Common Stock shall be the "bid" price of the Company's Common Stock, as published by the National Association of Securities Dealers, Inc., as of the date on which the Company's Common Stock is sought to be valued. If a reported "bid" price is not available as of the day on which the Company's common stock is sought to be valued, then the reported "bid" price as of the next preceding business day shall be used. If the Value cannot be determined under the preceding rules of this Section 2.16, the Value shall be the fair market value of the Company's Common Stock, determined under the method selected by the Committee. Unless modified by the Board of Directors, the Committee's good faith determination of the Value of a share of the Company's Common Stock shall be conclusive, and shall be valid and binding upon all persons having any interest in any Option granted hereunder.



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                                   ARTICLE III

                                 Administration
                                 --------------

3.01 Administrative Committee: This Plan shall be administered by an Administrative Committee composed of not fewer than three members of the Company's Board of Directors. If for any reason the Company's Board of Directors does not appoint a Committee, or if for any reason a Committee is not acting hereunder, the Board of Directors shall act as the Committee. The members of the Committee shall hold office at the pleasure of the Board of Directors, and shall serve without compensation. All determinations, decisions, interpretations and other action made or taken by the Committee shall be final and binding on all persons having any interest in any Option granted hereunder, unless otherwise determined by the Board of Directors. The Board of Directors shall have the power by appropriate actin to reverse or modify any action by the Committee.

3.02 Committee to Construe Plan: The Committee shall administer this Plan, and shall have all powers necessary for that purpose, including but not limited to the power to interpret the Plan and the power to determine the eligibility, status and rights hereunder of all persons. The Committee shall maintain the records of the Plan and shall have the power to adjust the Plan's records as necessary to correct errors and rectify omissions, in the manner that the Committee believes will best result in the equitable administration of the Plan.

3.03 Organization of the Committee: The Committee may elect a chairman, and may adopt such rules as it deems desirable for the conduct of its affairs and for the administration of this Plan. The Committee may appoint agents, who need not be members of the Committee, to whom it may delegate such powers as it deems appropriate. The action of a majority of the members of the Committee shall be action of the Committee.

3.04 Indemnification of Committee Members: The Company shall defend, indemnify and hold harmless each member of the Committee against any and all claims, loss, damages, expense and liability arising from any actual or alleged actin or failure to act in connection with this Plan, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such Committee member.

                                   ARTICLE IV

                     Effective and Expiration Dates of Plan

4.01 Effective Date: This Plan shall become effective upon its adoption by the Company's Board of Directors, in accordance with the applicable Bylaws of the Company, and shall continue in effect until December 31, 2007, unless

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       sooner terminated in accordance with the provisions hereof.

4.02 Continuation of Plan: Notwithstanding the expiration or termination hereof, this Plan shall continue in effect after the expiration of its term or other termination for purposes of the administration of any Option that may have been granted before the effective date of the expiration or termination. No Option granted during the term hereof shall be adversely affected by the expiration or termination of this Plan.

                                    ARTICLE V

                         Participation; Grant of Options
                         -------------------------------

5.01 Eligibility: Each Director of the Company and each employee of the Company who is determined by the Committee to be a Key Employee shall be eligible to receive Options and to participate in the Plan. The Committee may also, in its discretion, select other individuals who, in the discretion of the Committee, have made or are expected to make significant contributions to the Company, to receive Options and to participate in this Plan. The Committee shall have sole and absolute discretion in identifying and selecting Key Employees, Directors and other individuals for nomination to receive Options hereunder.

5.02 Nomination and Approval: The Committee shall, as often as it determines, nominate for approval by the Board of Directors one or more eligible Key Employees, Directors and other individuals to receive Options under this Plan. The Committee shall present to the Board of Directors a schedule showing the name of each proposed Optionee, the number of Options the Committee recommends to be granted to such Optionee, the proposed effective date of the grant of each Option, the periods of time during which such Options shall be exercisable, and the Value of the Company's Common Stock as of the proposed effective date of the grant of each Option. Subject to the provisions of this Plan and to approval by the Board of Directors, the terms and conditions of Options issued hereunder need not be the same. The Board of Directors may make such changes in the schedule submitted by the Committee as it determines, and may approve, in its discretion, the grant of all, none, or any part of the Options recommended by the Committee; provided however, that the terms of all Options granted hereunder shall comply with all terms and provisions of this Plan.

5.03 Discretion of Committee: The Committee shall have sole and absolute discretion in selection Key Employees, Directors and other individuals for nomination to receive Options hereunder and in determining questions of eligibility to participate hereunder. Subject to the provisions and restrictions contained in this document, the Committee shall have the sole authority, in its absolute discretion, to determine the terms and conditions of Options, the number of Options to be issued, and the means of payment of the exercise price of any Option.

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5.04   Date of Grant:  Each Option  shall be deemed to be granted on the date on which is taken the final vote of the Board of Directors to approve the grant of such Option.

5.05 Maximum Number of Options: The cumulative number of Options that may be granted hereunder is 1,315,130 of which, at December 31, 1998, 828,207 options remained subject to the Plan, with 359,747 options issued, but unexercised and 463,460 options remained ungranted. If Options that have been granted under this Plan terminate or expire without having been exercised, new Options may be granted hereunder to replace the expired Options. The shares to be optioned may be either authorized but unissued shares of Common Stock of the Company, or may be shares held in treasury.

                                   ARTICLE VI

                                Terms of Options
                                ----------------

6.01 Exercise Price: The Exercise Price of each Option granted pursuant to this Plan shall be not less than the Value of a share of the Common Stock of the Company as of the date on which the Option is granted.

6.02 Expiration of Options: Each Option granted pursuant to this Plan will expire not later than ten years after the date on which such Option was granted.

6.03 Restrictions on Transfers and Encumbrance: During the lifetime of an Optionee, Options granted hereunder may not be sold, pledged, assigned, hypothecated, encumbered, or transferred in any manner, either voluntarily or involuntarily, by operation of law or otherwise, except by will or by applicable laws of descent and distribution, and may be exercised during an Optionee's lifetime only by the Optionee or by his legal representative. Any Option that is exercisable under the terms of this document and of the Option Agreement entered into with respect to such Option pursuant to Section 6.07 hereof after the date of the Optionee's death may be exercised only by the person or persons to whom the Optionee's rights under the Option have passed by will or by applicable laws of descent and distribution.

6.04 Exercise of Options After Death of Optionee: In the event of the death of an Optionee, Options granted to such Optionee that are, as of the date of the Optionee's death, otherwise exercisable under the terms of this document and of the applicable Option Agreement entered into with respect to such Option pursuant to Section 6.07, shall continue to be exercisable in accordance with their terms, subject to compliance with all terms and provisions of this document and of the applicable Stock Option Agreement. Options that are not exercisable as of the date of the Optionee's death shall expire and shall not thereafter be exercisable.

6.05 Exercise During Service: An Optionee may exercise an Option granted hereunder only if the Optionee has remained continuously in the service

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       of the Company as a Key  Employee,  Director,  Independent  contractor or otherwise, since the date on which the Option sought to be exercised was granted to such Optionee, and continuing through a date that is not more than ninety days prior to the date on which the Option is sought to be exercised. For purposes of this Section 6.05, an Optionee shall be deemed to be in the service of the Company during the first twelve months of a leave of absence approved by the Company and during the first twelve months of a period of time during which the Optionee is Disabled. The provisions of this Section 6.05 shall not prevent the exercise of an Option that is exercisable by a person other than the Optionee (for example, after the death of an Optionee, as provided in Sections 6.03 and 6.04) under the provisions of this Agreement.

6.06 Sale to Company After Termination of Service: Each Optionee shall, as a condition of receiving Options, agree with the Company that , if such Optionee for any reason, other than on account of the death of the Optionee, leaves the service of the Company (whether as a Key Employee, Director, Independent contractor or otherwise), within two years after the date on which such Optionee exercises an Option granted to him pursuant to this Plan, the Company shall have the right, exercisable within sixty days after the effective date of the termination of the Optionee's period of service with the Company, to purchase for the Exercise Price all of the shares of Common Stock purchased by the Optionee through exercise of Options within two years before the effective date of the termination of the Optionee's period of service. Provided, however, any shares of the Common Stock acquired through the exercise of an Option and utilized to pay the exercise price in a "cashless exercise" or to pay any associated income taxes shall not be subject to the Company's right to repurchase the shares from the Option pursuant to this paragraph 6.06. The right herein granted to the Company shall be exercisable by the Company at any time within sixty days after the effective date of the termination of the Optionee's period of service. For purposes of this Section 6.06, an Optionee shall be deemed to be in the service of the Company during the first twelve months of a leave of absence approved by the Company and during the first twelve months of a period of time during which the Optionee is Disabled.

6.07 Stock Option Agreement: The terms and conditions of all Options granted pursuant to this Plan shall be evidenced by a Stock Option Agreement, executed by the Company and the Key Employee, Director or other individual to whom the Option has been granted. Each Stock Option Agreement shall contain the following provisions:

       a.  A provision fixing the number of Options to be granted.
       b.  A provision establishing the Exercise Price.
       c. A provision establishing the times and the installments in which Options may be exercised.
       d.  A provision incorporating this Plan document by reference.
       e. A provision fixing the time period within which Options may be exercised.
       f.  A provision  referencing the right of the Company to  repurchase  the



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           shares of Common Stock purchased by the Optionee through  exercise of
           Options under the circumstances  described in Section 6.06, above.
       g.  Any  other  representations,  warranties  and  restrictions    deemed
           necessary by the Board of Directors or Committee in the exercise of their reasonable discretion.

                                   ARTICLE VII

                             Procedure for Exercise
                             ----------------------

7.01 Time for Exercise: Subject to the provisions of this Article VII, Options shall become exercisable at such time and in such installments as the Committee may recommend, and as the Board of Directors may approve at the time an Option is granted; provided, however, that the Board of Directors may, upon such terms and conditions as it may determine to be appropriate, and subject to the provisions of this Article VII, accelerate the time within which and Option must be exercised.

7.02 Exercise Upon Corporate Capital Transaction: In the event that the Company, its shareholders, or both, enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation or similar transaction (other than a reorganization, merger or consolidation effected solely to change the Company's state of incorporation), all Options issued pursuant to the Plan established hereby shall become immediately exercisable, whether or not such Options were exercisable prior to such event, during the period of time beginning with the date on which the Company agrees in writing to enter into such transaction, and ending on the earlier of the date the Option would otherwise have expired or the date on which the transaction is consummated. Upon the consummation of the transaction, any unexercised Options issued hereunder shall terminate and cease to be effective. In the event that the Company's agreement to enter into any such transaction is terminated, all unexercised Options shall revert to the status they had before the Company agreed to enter into the transaction in question. Any exercise of Options made before the agreement to enter into the transaction was terminated shall remain effective after the termination of the agreement, notwithstanding that the Option may have become exercisable solely by reason of the Company entering into the agreement.

7.03 Withholding of Taxes: The exercise of an Option by an Optionee shall constitute the Optionee's agreement that the Company may withhold federal, state, and other taxes attributable to taxable income realized under this Plan from any compensation or other payment payable to such Optionee by the Company.

7.04 Exercise: Subject to all terms and provisions of this Plan document, Options granted hereunder shall be deemed to have been exercised when written notice of exercise has been given to the Company by the person entitled to exercise the Option and when full payment in cash or cash equivalents (or with Common Stock of the company if approved under

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       Section  7.07) for the shares of Common  Stock with  respect to which the
       Option is exercised has been received by the Company. Until certificates have been issued (but not necessarily until expiration of the period of time set forth in Section6.06) for the number of shares represented by the exercise of an Option, no right to vote, to receive dividends, or other right as a stockholder shall exist with respect to shares of Common Stock purchased through the exercise of an Option. Except as provided in
       Section 9.01, no adjustment shall be made for dividends or other rights declared or paid with respect to stock acquired through the exercise of Options for which the record date is prior to the date on which a stock certificate for such shares is issued.

7.05 Exercise in Installments: Options may be exercised in installments, but only in units of whole shares of the Common Stock of the Company.

7.06 Issuance of Certificates: As soon as practicable after an Option has been exercised in accordance with the provisions of this document, the company shall, without transfer or issue tax or other charge to the Optionee, cause to be issued in the name of the Optionee certificates representing the number of shares of Common Stock as to which Options have been exercised. The Company may, however, postpone the time of delivery of certificates for such period of time as the Company may determine to be necessary for it with reasonable diligence to or regional securities exchange, of the National Association of Securities Dealers, Inc., or with any law or regulation applicable to the issuance or delivery of shares of the Company's Common Stock.

7.07 Payment of Exercise Price with Company Stock: The Committee may, if it so elects, permit an Optionee to pay Exercise Price upon exercise of an Option with shares of common Stock of the Company previously acquired and owned at the time of exercise by the Optionee, provided that the Optionee agrees to make such written representations and warranties concerning such shares as may be requested by the Committee, including without limitation representations and warranties that such Optionee has good and marketable title to such shares, free and clear of all liens, encumbrances, security interests, claims, options and restrictions, and that such Optionee has full power to deliver such shares without obtaining the consent of any individual entity or governmental authority that has not been obtained. The shares used to pay the Exercise Price upon exercise of an Option shall be valued by the Committee.

                                  ARTICLE VIII

                            Stock Appreciation Rights
                            -------------------------

8.01 Grant of Rights: The Board of Directors may, upon recommendation of the Committee, grant Stock Appreciation Rights to eligible Key Employees, Directors or other individuals at the time Options are granted to such Key Employees, Directors or other individuals. Each Stock Appreciation

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       Right  shall  relate to a specific  Option  granted to a Key  Employee or
       Director hereunder. The number of Stock Appreciation Rights granted to a Key employee, Director or other individual shall be less than or equal to the number of Options granted to such Key Employee, Director or other individual. Neither the Committee nor the Board of Directors shall be obligated to grant any Stock Appreciation Rights hereunder.

8.02 Manner of Exercise: A Key Employee, Director or other individual shall exercise Stock Appreciation Rights by giving written notice of such exercise to the Company at the same time the Key Employee, Director or other individual exercises the Options to which the Stock Appreciation Rights relate. A Stock Appreciation Right may be exercised only at the time the related Option is exercised. The failure of a Key Employee, Director or other individual to exercise a Stock Appreciation Right at the time the related Option is exercised shall cause the Stock Appreciation Right to laps.

8.03 Appreciation Available: Each Stock Appreciation Right shall entitle a Key Employee or Director to receive from the Company, upon exercise of the Option to which it relates, an amount equal to the excess of the fair market value of a share of the Company's Common Stock, determined at the time the Option is exercised, over the Exercise Price of the related Option.

8.04 Payment of Stock Appreciation: In the discretion of the committee, the total payment to be made to the Key Employee, Director, or other individual by reason of the exercise of Stock Appreciation Rights may be made either in Common Stock or in cash, or partly in each. If paid in cash, the amount of the payment shall be the excess of the Value of a share of Common Stock, determined at the time the Option is exercised, over the Exercise Price of the related Option, multiplied by the number of Stock Appreciation Rights being exercised. If paid in Common Stock, the number of shares of Common Stock to be issued shall be determined by dividing the amount of cash that would have been paid if the payment had been made in cash by the Value of a share of Common Stock on the date of exercise, rounded up or down to the nearest whole share.

8.05 Limitations Upon Exercise of Stock Appreciation Rights: Key Employees, Directors, and other individuals may exercise Stock Appreciation Rights at and during the times and under the conditions under which Options may be exercised under this Plan and only in conjunction with the exercise of Options. In the event that adjustments are made to the terms of Options pursuant to Section 9.01 hereof, comparable adjustments shall be made to the terms of the Stock Appreciation Rights with which the Options are associated.

8.06 Termination: Any termination, expiration, amendment or revision of the terms of Options pursuant to Section 7.02, Article IX, or any other termination, expiration, amendment or revision of the related Stock Appreciation Rights.

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

                                   ARTICLE IX

                    Restrictions and Additional Requirements
                    ----------------------------------------

9.01 Adjustments Upon Changes in Capitalization: If the number of outstanding shares of the Common Stock of the Company is increased or decreased, or if the Common Stock of the Company underlying Options issued pursuant to the provisions of this document is changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, merger, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon authorization by the Committee, an appropriate or proportionate adjustment shall be made in the terms and conditions of all Options issued hereunder, including the Exercise Price of each Option issued hereunder; provided, however, that no such adjustment need be made if, upon the advice of counsel to the Company, the Committee determines that any such adjustment could result in the recognition of federal taxable income by holders of Options granted hereunder, or by holders of Common Stock or other securities of the Company.

9.02 Reservation of Shares of Common Stock: The Company shall, at all times during the term of existence of this Plan, reserve and keep available for issuance to holder of Options a number of shares of its Common Stock sufficient to satisfy all obligations of the Company hereunder.

9.03 Restrictions on Issuance of Shares: During the term of this Plan, the Company shall use its best efforts to seek and to obtain from appropriate regulatory agencies any requisite authorization in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the obligation of the Company under this Plan. The inability of the Company's legal counsel to the lawful issuance and sale of any shares of the Company's Common Stock shall relieve the Company of any liability for the nonissuance or sale of any Common Stock as to which the requisite approval or authorization shall not have been obtained.

9.04 Representation and Warranties: As a condition to the exercise of any Option granted under this Plan, the Committee may require the person exercising such Option to make any representation or warranty to the Company as legal counsel to the Company may determine to be required or advisable under any applicable law or regulation, including without limitation a representation and warranty that the shares of the Company's Common Stock being acquired are being acquired only for investment and without any present intention or view to sell or distribute any such shares.

9.05 Employee Rights: While the Company expects to continue this Plan throughout its entire term, neither the adoption nor the continuance of this Plan shall create a contractual obligation of the Company. The



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       Company may terminate  this Plan or  discontinue  or suspend the grant of
       Options hereunder at any time. Adoption and continuation of the Plan is purely voluntary on the part of the Company, and no provision of this document shall be deemed to constitute consideration for or a condition of the employment of any employee or of the service or status of any Director or other individual. No provision of this document shall be deemed to give to any employee, Director or other individual any rights to be retained in the service of the Company, or to interfere in any way with the right of the Company to discharge any employee or other individual, or to remove any Director at any time. No employee, Director, or other individual shall have any right or interest hereunder in any Option or share of the Company's Common Stock prior to the grant of an Option to such employee, Director or other individual. Upon the grant of an Option, the Optionee shall have only such rights and interests as are expressly provided herein or in an Option Agreement entered into pursuant to Section 6.07 hereof.

9.06 Amendment or Termination of Plan: The Board of Directors may amend, suspend, and/or terminate this Plan at any time. No amendment, suspension or termination hereof shall adversely affect Options granted on or prior to the effective date of such amendment, suspension or termination without the written consent of the Optionee, except as may be necessary, in the judgement of counsel to the Company, to comply with any applicable law.

9.07 Legends on Stock Certificates: Unless an appropriate registration statement is on file and effective with appropriate federal, state and local governmental authorities, each certificate representing Common Stock of the Company issued pursuant to the exercise of an Option shall be endorsed on its face with a legend similar to the following:

       Neither the Option pursuant to which the shares represented by this certificate are issued nor the shares represented hereby have been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with any state securities agency. The transfer or sale of the shares represented hereby without appropriate registration, or pursuant to an exemption from registration, is unlawful.

                                    ARTICLE X

                            Miscellaneous Provisions
                            ------------------------

10.01  Notices:

a. All notices, demands or request provided for or permitted to be given pursuant hereto must be in writing. All notices, demands and requests shall be deemed to have properly given or served when deposited in the United States mail, addressed to the individual or entity to whom notice is given, postage prepaid and registered or certified with return receipt requested, at the last known address of such individual or entity.

b.     By giving at least fifteen (15) days prior written notice, the Company or



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       an Optionee shall have the right from time to time and at any time during the term of this Plan to change their addresses and to specify any other address within the United States of America.

10.02 Titles and Captions: All Article and Section titles and captions in this document are for convenience or reference only, and shall not be deemed part of this document, and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

10.03 Pronouns and Plurals: Whenever the context may require, any pronoun herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns, pronouns and verbs shall include the plural an vice versa.

10.04 Applicable Law: The Plan Document shall be construed in accordance with and shall be governed by the laws of the State of Utah.

10.05 Binding Effect: This Plan document shall be binding upon each Optionee and upon such Optionee's heirs, executors, administrators, successors, legal representatives and assigns.

10.06 Creditors: None of the provisions of this document shall be for the benefit of or shall be enforceable by any creditor of any Optionee.

10.07 Severability: In the event that any condition, covenant or other provision herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this document and shall in no way affect any other covenant or condition herein contained. If such condition, covenant or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.




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



IN WITNESS WHEREOF, this document is executed this 7th day of January,1988, to be effective as of the Effective Date specified above.

                               MINING SERVICES INTERNATIONAL
                               CORPORATION, A Utah corporation

                               By       Lex L. Udy
                               --------------------

                               Title    President
                               --------------------

Attest:

Barry Garnder
-------------
Secretary





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